                                                                    EXHIBIT 4(f)



                            THE SEAGRAM COMPANY LTD.

                                       AND

                                 CITIBANK, N.A.
                 as Collateral Agent and Securities Intermediary

                                       AND

                              THE BANK OF NEW YORK
               as Purchase Contract Agent and as Attorney-In-Fact


                                PLEDGE AGREEMENT


                            Dated as of June -, 1999

                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT, dated as of June -, 1999, between THE SEAGRAM COMPANY LTD., a Canadian corporation (the "Company", as such term is more fully defined in the Purchase Contract Agreement referred to below); CITIBANK, N.A., as Collateral Agent, in its capacity as a "securities intermediary" as defined in
Section 8- 102(a)(14) of the Code (as defined herein) (in such capacity, the "Securities Intermediary"), and THE BANK OF NEW YORK as Purchase Contract Agent and as attorney-in-fact of the Holders from time to time of the Units.


                                    RECITALS

         The Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as the same may be supplemented or amended from time to time in accordance with the terms thereof, the "Purchase Contract Agreement"). The Purchase Contract Agreement contemplates that the Notes or Treasury Securities that from time to time underlie the Units be pledged to the Collateral Agent to secure the obligations of the Holders of Units under the Purchase Contracts that underlie such Units.

         Pursuant to the terms of the Principal Agreements and the Purchase Contract Certificates, the Holders from time to time of the Units irrevocably authorize the Purchase Contract Agent, as attorney-in-fact of such Holders, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Pledged Securities underlying such Units as provided herein and subject to the terms hereof.

         Accordingly, the Company, the Collateral Agent and the Purchase Contract Agent, in its capacity as Purchase Contract Agent and as attorney-in-fact of the Holders from time to time of the Units, agree as follows:

         SECTION 1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) capitalized terms used but not defined herein are used herein as defined in the Purchase Contract Agreement;

                  (b) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

                  (c) all other terms contained herein shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Code (as defined herein) to the extent the same are defined therein.

         "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Applicable Treasury Regulations" means Part 357 of Title 31 of the Code of Federal Regulations (31 CFR Sections 357 et seq.) and any other regulations of the United States Treasury Department from time to time applicable to the transfer or pledge of book-entry Treasury Securities.

         "Code" has the meaning specified in Section 2 hereof.

         "Collateral" has the meaning specified in Section 2 hereof.

         "Collateral Account" means the trust account (number -) maintained at - in the name of "Citibank, N.A., as Collateral Agent".

         "Pledged Securities" means all Notes constituting a part of the Units and any Treasury Consideration delivered in exchange for Notes in accordance with Section 5(b) hereof (or securities entitlements thereto) in each case that have been delivered to the Collateral Agent and not released by the Collateral Agent to the Purchase Contract Agent under the provisions of this Agreement.

         "Proceeds" means all interest, dividends, cash, instruments, securities, financial assets (as defined in Article 8 of the Code) and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities.

         SECTION 2. The Pledge. The Holders from time to time of the Units acting through the Purchase Contract Agent, as their attorney-in-fact, hereby pledge to the Collateral Agent (for the benefit of the Company), and grant to the Collateral Agent, for the benefit of the Company a security interest in all of the right, title and interest of such Holders in and to (i) the Pledged Securities, (ii) the Collateral Account and all securities, financial assets and other property credited thereto and all security entitlements related thereto and (iii) all proceeds from each of the foregoing (collectively, the "Collateral"), as collateral security to ensure the performance when due by such Holders of their respective obligations under the Purchase Contracts underlying such Units. Concurrently with the execution of this Agreement, the initial Holders of the first - Units issued under the Purchase Contract Agreement, the Purchase Contract Agent and the Collateral Agent are causing $- aggregate principal amount of Notes to be delivered to, and registered in the name of, the Collateral Agent, and such Notes will thereupon constitute Pledged Securities forming a part of such Units. As used in this Section 2, the term "delivery" shall have the meaning ascribed to it in the Uniform Commercial Code as in effect in the State of New York (the "Code"). In addition, the execution hereof by the Purchase Contract Agent and the Collateral Agent shall constitute an acknowledgment by the Collateral Agent and Securities Intermediary of the

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
Pledge and of the Securities Intermediary's holding of such Notes or other Pledged Securities substituted therefor in accordance with the provisions hereof subject to the Pledge and of the Securities Intermediary's crediting such Notes or other Pledged Securities to the Collateral Account for purposes of perfecting the Pledge under applicable law, including, to the extent applicable, the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction and the Applicable Treasury Regulations. Subject to the Pledge, the Holders from time to time of the Units shall have full beneficial ownership of the Pledged Securities underlying such Units, and shall be entitled (directly or through the Collateral Agent) to all of the rights provided by such Pledged Securities, and the Company shall have no rights with respect to such Pledged Securities other than its security interest therein.

         SECTION 3. Payments in Respect of the Pledged Securities. Any payment received by the Collateral Agent in respect of the Pledged Securities underlying any Unit shall be paid by the Collateral Agent, by wire transfer in same day funds no later than 1:00 p.m., New York City time, on the date of receipt (or, if the date of receipt is not a Business Day or if such payment is received by the Collateral Agent after noon, New York City time, on the date of receipt, then such payment shall be made by the Collateral Agent no later than 10:00 a.m., New York City time, on the next succeeding Business Day), as follows:

         (a) in the case of payments not scheduled to fall on and that are not in respect of amounts due on the Stock Purchase Date or Early Settlement Date, as applicable, to the Purchase Contract Agent, to the account designated by it for payments in respect of Units; and

         (b) in the case of payments scheduled to fall on or that are in respect of amounts due on the Stock Purchase Date, the Early Settlement Date, or the Merger Early Settlement Date, in accordance with written instructions issued to the Collateral Agent by the Purchase Contract Agent,

                  (i) first, to the Company, to the account designated by it for such purpose, in an amount equal to the aggregate amount payable to the Company in respect of Units, and

                  (ii) second, to the extent of any amount remaining after the payment (if any) referred to in (i) above, to the Purchase Contract Agent, to the account designated by it for payments in respect of Units.

                  All payments received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement.

         SECTION 4.  [intentionally left blank]

         SECTION 5. Release and Substitution of Pledged Securities. (a) Upon written notice to the Collateral Agent by the Company or the Purchase Contract Agent that there has

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
occurred a Termination Event, the Collateral Agent shall release all Pledged Securities from the Pledge and shall transfer, without recourse, such released Pledged Securities, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent for delivery by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement.

         (b) In connection with a Collateral Substitution, subject to receipt by the Collateral Agent of the Treasury Consideration required by Section 405 of the Purchase Contract Agreement, the Collateral Agent shall release upon written instruction from the Purchase Contract Agent, substantially in the form of Exhibit A hereto, the Pledged Securities underlying the number of Units indicated in such instruction from the Pledge and transfer, without recourse, such released Pledged Securities, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent for delivery by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement. The Treasury Securities received by the Collateral Agent in connection with the Collateral Substitution shall be subject to the Pledge and constitute the Pledged Securities in respect of the Units.

         (c) In connection with an Early Settlement, no later than the third Business Day after the applicable Early Settlement Date, the Collateral Agent shall release the Pledged Securities relating to Units with respect to which payment in full under Section 511 of the Purchase Contract Agreement has been received by the Purchase Contract Agent, upon written notice to that effect to the Collateral Agent by the Purchase Contract Agent, from the Pledge and transfer, without recourse, such released Pledged Securities, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent for delivery to such Holders pursuant to the provisions of the Purchase Contract Agreement.

         (d) In connection with a successful remarketing of the Notes pursuant to the provisions of the Purchase Contract Agreement and the Remarketing Agreement, upon written notice, substantially in the form of Exhibit B hereto, by the Purchase Contract Agent to the Collateral Agent of the aggregate principal amount of Notes that have been remarketed, the Collateral Agent shall release and transfer, without recourse, such Notes, free and clear of any lien, pledge or security interest created hereby, to the Remarketing Agent for the purpose of settling the sales and purchases effected in the remarketing.

         (e) In connection with a Merger Early Settlement, the Collateral Agent shall release and transfer to the Company the Pledged Securities with respect to all Units which have been presented for payment on the Merger Early Settlement Date, upon written notice by the Company substantially in the form of Exhibit C hereto to that effect.

         SECTION 6. Rights and Remedies. (a) The Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and, with respect to Pledged Securities which are Treasury Securities, the Applicable

Treasury Regulations, and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted.

         (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Purchase Contract Agent, which payments are due to the Company pursuant to the Purchase Contracts underlying any Units, or in the event of a Failed Remarketing, the Collateral Agent shall have and shall exercise, upon the written direction of the Company, with reference to the Pledged Securities underlying such Units and the obligations of the Holders of such Units, any and all of the rights and remedies available to a secured party under the Code and the Applicable Treasury Regulations after default by a debtor, and as otherwise granted herein or under any other law, including, but not limited to, the right to retain the Pledged Securities in full satisfaction of the Holders' obligations under the Purchase Contracts or to sell the Pledged Securities in one or more private or public sales.

         (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of principal of or distributions or interest on the Pledged Securities, in each case subject to the provisions hereof.

         (d) The Purchase Contract Agent agrees that, from time to time, upon the written request of the Collateral Agent to the Purchase Contract Agent, the Purchase Contract Agent shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder.


         SECTION 7. The Collateral Agent. The Collateral Agent and the Company hereby agree among themselves as follows (it being understood and agreed that, except as provided in Section 7.08, neither the Purchase Contract Agent nor any Holder of Units shall have any rights or duties under this Section 7):

         7.01 Appointment, Powers and Immunities. The Collateral Agent shall act hereunder as agent for the Company, with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent: (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against the Collateral Agent, nor shall the Collateral Agent be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof; (b) shall not be responsible to the Company for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Units, the Purchase Contract Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent), the Units, the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company, or any other Person (except the Collateral Agent) to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section
7.02 hereof); (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct; and (e) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any Units or any property deposited hereunder. Subject to the foregoing, during the term of this Agreement the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Pledged Securities hereunder.

         No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent be liable for any amount in excess of the value of the Pledged Securities.

         7.02 Instructions of the Company. The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (a) such direction shall not conflict with the provisions of any law or of this Agreement and (b) the Collateral Agent shall receive indemnity reasonably satisfactory to it. Nothing in this Section 7.02 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

         7.03 Reliance by Collateral Agent. The Collateral Agent shall be entitled to conclusively rely upon any certification, order, judgment, opinion, notice or other communication or document (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

         Upon written request by the Collateral Agent, the Company or the Purchase Contract Agent, as the case may be, shall provide the Collateral Agent from time to time with a certificate of the Company or the Purchase Contract Agent certifying the incumbency of representatives of the Company or the Purchase Contract Agent authorized to instruct, direct and give notice to, the Collateral Agent under this Agreement. Until the Collateral Agent receives a subsequent incumbency certificate, the Collateral Agent shall be entitled to rely on the last such certificate delivered to it under this Agreement.

         7.04 Rights in Other Capacities. The Collateral Agent and its affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company, the Purchase Contract Agent and any Holder of Units as if it were not acting as the Collateral Agent, and the Collateral Agent and its affiliates may accept fees and other consideration from the Company, the Purchase Contract Agent and any Holder of Units without having to account for the same to the Company, provided that the Collateral Agent covenants and agrees with the Company that the Collateral Agent shall not accept, receive or permit there to be created in its favor any security interest, lien or other encumbrance of any kind in or upon the Pledged Securities, except as contemplated by the terms hereof.

         7.05 Non-Reliance on Collateral Agent. The Collateral Agent shall not be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Units of this Agreement, the Purchase Contract Agreement, the Units or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Units. The Collateral Agent shall not have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder of Units that may come into the possession of the Collateral Agent or any of its affiliates.

         7.06 Compensation and Indemnity. The Company agrees: (a) to pay the Collateral Agent from time to time reasonable compensation as agreed upon for all services rendered by it hereunder and (b) to indemnify the Collateral Agent and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Collateral Agent) incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties. The provisions of this Section 7.06 shall survive the resignation or removal of the Collateral Agent and the termination of this Agreement.

         In order to effect a Collateral Substitution, the Collateral Agent may charge reasonable fees and expenses for its services as Collateral Agent in respect of such substitution. Such fees and expenses shall be borne by the Holder substituting such collateral but shall not be the responsibility of the Company.

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
         7.07 Failure to Act. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the undersigned and/or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent shall be entitled, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent shall not be or become liable in any way to any of the undersigned for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent shall be entitled to refuse to act until either (a) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Collateral Agent or (b) the Collateral Agent shall have received security or an indemnity satisfactory to the Collateral Agent sufficient to save the Collateral Agent harmless from and against any and all loss, liability or expense which the Collateral Agent may incur by reason of its acting. The Collateral Agent may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent may deem necessary. Notwithstanding anything contained herein to the contrary, the Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

         7.08 Resignation of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, (a) the Collateral Agent may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent, (b) the Collateral Agent may be removed at any time by written notice from the Company, and (c) if the Collateral Agent fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent may be removed by the Purchase Contract Agent. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent pursuant to clause (c) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation or such removal, then the retiring Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. The Collateral Agent shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall take all appropriate action to transfer any money and property held by it hereunder (including the Pledged Securities) to such successor Collateral Agent. The retiring Collateral Agent shall, upon such succession, be discharged from its duties and obligations as Collateral Agent hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section 7 shall continue in effect for its

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
benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

         7.09 Right to Appoint Agent or Advisor. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by such agents or advisors selected in good faith.

         7.10 Survival. The provisions of this Section 7 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent.

         SECTION 8.  Miscellaneous.

         8.01 Amendments. This Agreement may be amended in the manner set forth in Section 801 of the Purchase Contract Agreement for supplemental agreements. In executing any amendment permitted by this Section, the Collateral Agent shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and is for a purpose set forth in Section 801 of the Purchase Contract Agreement, and that all conditions precedent herein and in the Principal Agreements related to such amendment have been satisfied.

         8.02 No Waiver. No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         8.03 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF. The Company, the Collateral Agent and the Holders from time to time of the Units, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent and the Holders from time to time of the Units, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         8.04 Legal Holidays. In any case where any Quarterly Payment Date or the Stock Purchase Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or of the Units) the actions required by this Agreement to occur on such date shall not occur on such date, but instead shall occur on the next succeeding Business Day with the same force and effect as if they had occurred on such Quarterly Payment Date or Stock Purchase Date, as the case may be; except that if such next succeeding Business Day is in the next calendar year, such actions shall occur on the immediately preceding Business Day with the same force and effect as if made on such Quarterly Payment Date or Stock Purchase Date.

         8.05 Notices. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         8.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent and the Purchase Contract Agent, and the Holders from time to time of the Units, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent, as their attorney-in-fact.

         8.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         8.08 Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         8.09 Expenses, etc. The Company agrees to reimburse the Collateral Agent for: (a) all reasonable out-of-pocket costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement;
(b) all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Units to satisfy its obligations under the Purchase Contracts forming a part of the Units and (ii) the enforcement of this Section 8.09; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

         8.10 Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time of the Units here under, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of any provision of the Units or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of Units under the related Purchase Contracts or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Units or any other agreement or instrument relating thereto; or

                  (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THE SEAGRAM COMPANY LTD.


                              By:
                                   Name:
                                   Title:



                              THE BANK OF NEW YORK,
                              as Purchase Contract Agent and as attorney-in-fact of the Holders from time to time of the Units


                              By:
                                   Name:
                                   Title:




                              Address for Notices:
                                   -


                              Citibank, N.A.,
                              as Collateral Agent


                              By:
                                   Name:
                                   Title:

                              Address for Notices:
                              Global Agency & Trust Services
                              111 Wall Street
                              New York, New York  10005

                                                                       EXHIBIT A

                                   INSTRUCTION
                          FROM PURCHASE CONTRACT AGENT
                               TO COLLATERAL AGENT


Citibank, N.A.
Global Agency & Trust Services
111 Wall Street
New York, New York 10005

         Re: -% Adjustable Conversion-rate Equity Security Units of The Seagram Company Ltd. (the "Company)

         Please refer to the Pledge Agreement dated as of June -, 1999 (the "Pledge Agreement"), among the Company, you, as Collateral Agent and Securities Intermediary, and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

         We hereby notify you in accordance with Section 5(b) of the Pledge Agreement that the Holder named below has elected to substitute Treasury Consideration as required under Section 405 of the Purchase Contract Agreement in exchange for $_________ principal amount of Notes and has delivered to the undersigned a notice stating that the Holder has transferred such Treasury Consideration to the Securities Intermediary, for credit to the Collateral Account.

         We hereby request that you, as the Securities Intermediary, upon confirmation that such Treasury Securities or security entitlements thereto have been credited to the Collateral Account, release to the undersigned an equal principal amount of Notes in accordance with Section 5(b) of the Pledge Agreement.

                                                  THE BANK OF NEW YORK


Date: ___________________                         By: __________________________
                                                       Name:
                                                       Title:

Please print name and address of Holder electing to substitute Treasury Securities or security entitlements thereto for the Notes:


____________________________                ___________________________
           Name                             Social Security or other Taxpayer
                                            Identification Number, if any

____________________________
           Address
____________________________

____________________________

                                                                       EXHIBIT B

                                     NOTICE
                          FROM PURCHASE CONTRACT AGENT
                               TO COLLATERAL AGENT


Citibank, N.A.
Global Agency & Trust Services
111 Wall Street
New York, New York 10005

         Re: -% Adjustable Conversion-rate Equity Security Units of The Seagram Company Ltd. (the "Company)

         Please refer to the Pledge Agreement dated as of June -, 1999 (the "Pledge Agreement"), among the Company, you, as Collateral Agent and Securities Intermediary, and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

         We hereby notify you in accordance with Section 5(d) of the Pledge Agreement that Notes in an aggregate principal amount of $_________ have been remarketed in accordance with the Purchase Contract Agreement and the Remarketing Agreement.

         We hereby request that you, as the Securities Intermediary, release to [_________], as the Remarketing Agent, [wiring and DTC account information], an equal principal amount of Notes in accordance with Section 5(d) of the Pledge Agreement.

[add name of remarketing agent account info]
DTC-account no.

                                          THE BANK OF NEW YORK


Date: ___________________                 By: __________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT C

                                     NOTICE
                          FROM PURCHASE CONTRACT AGENT
                               TO COLLATERAL AGENT


Citibank, N.A.
Global Agency & Trust Services
111 Wall Street
New York, New York 10005

         Re: -% Adjustable Conversion-rate Equity Security Units of The Seagram Company Ltd. (the "Company)

         Please refer to the Pledge Agreement dated as of June -, 1999 (the "Pledge Agreement"), among the Company, you, as Collateral Agent and Securities Intermediary, and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

         We hereby notify you in accordance with Section 5(e) of the Pledge Agreement that Holders have presented [_______] Units for payment on the Merger Early Settlement Date.

         We hereby request that you, as the Securities Intermediary, release to the undersigned [$_________] aggregate amount of [specify security], Pledged Securities related to such Units, in accordance with Section 5(e) of the Pledge Agreement.

                                                THE BANK OF NEW YORK


Date: ___________________                       By: __________________________
                                                     Name:
                                                     Title: